UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 15, 2007
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda	N/A

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 15, 2007, Enstar Group Limited (the “Company”) entered into a Third Party Equity Commitment Letter (the “Commitment Letter”) with J.C. Flowers II L.P. (the “Flowers Fund”). The Commitment Letter provides for the Company to contribute up to an aggregate of $200 million to one or more co-investment vehicles (the “Co-Investment Vehicles”) that will be created to participate alongside the Flowers Fund and certain other investors in the proposed acquisition of SLM Corporation, commonly known as Sallie Mae. The Company’s investment is conditioned upon the conditions to the closing of the proposed acquisition of Sallie Mae being satisfied or waived by the Flowers Fund. Pursuant to the terms of the Commitment Letter, in the event that the transaction is consummated, a Flowers Fund designee would be named general partner and managing member of each Co-Investment Vehicle.
     Although the Company has committed to invest up to $200 million, the Flowers Fund will seek to obtain additional investors to fund some or all of the Company’s commitment. In the event the Flowers Fund successfully obtains investments from other investors, the amount payable by the Company with respect to its $200 million commitment will be reduced accordingly.
     The Commitment Letter and the Company’s obligations thereunder will terminate immediately upon termination of the agreement to acquire Sallie Mae.
     The Company has previously committed to invest an aggregate of $100 million in the Flowers Fund. The commitment to invest in the Co-Investment Vehicles pursuant to the Commitment Letter is in addition to that prior $100 million commitment.
     J.C. Flowers II L.P. is a private investment fund for which JCF Associates II L.P. is the general partner and J.C. Flowers & Co. LLC is the investment advisor. JCF Associates II L.P. and J.C. Flowers & Co. LLC are controlled by J. Christopher Flowers, a director and one of the largest shareholders of the Company. In addition, John J. Oros, a director and Executive Chairman of the Company, is a Managing Director of J.C. Flowers & Co. LLC.
     The foregoing description of the Commitment Letter is qualified in its entirety by reference to the complete text of the letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Third Party Equity Commitment Letter, dated as of April 15, 2007, by and between Enstar Group Limited and J.C. Flowers II L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED
Date: April 19, 2007	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

EXHIBIT INDEX
10.1	Third Party Equity Commitment Letter, dated as of April 15, 2007, by and between Enstar Group Limited and J.C. Flowers II L.P.